Exhibit 2.9

Execution Version

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “First Amendment”) is made as of October 12, 2017, by and among Linn Energy Holdings, LLC, a Delaware limited liability company (“LEH”), Linn Operating, LLC, a Delaware limited liability company (“LOI”, and together with LEH, “Seller”) and Washakie Exaro Opportunities, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this First Amendment shall have the meanings given to such terms in the Purchase Agreement (as hereinafter defined).

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 3, 2017 (as amended by this First Amendment, the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement and to memorialize certain mutual agreements relating to certain transactions contemplated by the Purchase Agreement, as more specifically set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment of Article I. The defined term “Escrow Agent” is hereby deleted in its entirety and replaced with the following:

““Escrow Agent” – Citibank, National Association.”

2. Amendment of Section 12.03(c). The first sentence of Section 12.03(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Beginning seven (7) Business Days following the Execution Date, Buyer or its Affiliate may make written offers of employment to each of the Available Employees to whom Buyer or its Affiliate elects to make an offer of employment, with such offers providing for an Employee Start Date as of the first Business Day following the last day of the “Term”, as such term is defined in the Transition Services Agreement (and as such “Term” may be extended in accordance with Section 3.2 thereof).”

3. Amendment of Schedule 2.07. The portion of Schedule 2.07 to the Purchase Agreement titled “Allocation of Purchase Price (Leases)” is hereby deleted in its entirety and replaced with the attached Annex A. For the avoidance of doubt, the portion of Schedule 2.07 titled “Allocation of Purchase Price (Wells)” shall not be modified by this First Amendment and shall remain in full force and effect.

4. Compliance with Purchase Agreement. The Parties acknowledge that this First Amendment complies with the requirements to alter or amend the Purchase Agreement, as stated in Section 13.07 of the Purchase Agreement. The Purchase Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Purchase Agreement not modified by this First Amendment shall remain in full force and effect. All references to the Purchase Agreement shall be considered to be references to the Purchase Agreement as modified by this First Amendment.

5. Incorporation. The Parties acknowledge that this First Amendment shall be governed by the terms of Article XIII of the Purchase Agreement and such provisions shall be incorporated herein, mutatis mutandis.

6. Counterparts. This First Amendment may be executed and delivered (including by facsimile or e-mail transmission) in one or more counterparts, each of which shall be deemed to be an original copy of this First Amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment as of the date first written above.

SELLER:

Linn Energy Holdings, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

Linn Operating, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

Signature page to First Amendment to Purchase and Sale Agreement

BUYER:

Washakie Exaro Opportunities, LLC

By:	/s/ Robb E. Turner
Name:	Robb E. Turner
Title:	Authorized Signatory

Signature page to First Amendment to Purchase and Sale Agreement